Exhibit 10.20
MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made as of the 26th day of April, 2011

BETWEEN

CAPITAL HOEDOWN INC., a corporation incorporated under the laws of the Province of Ontario (the “Company”),

AND

CONCERT INTERNATIONAL INC., a corporation incorporated under the laws of the Province of Ontario (the “Manager” or “CII”),

AND

DENIS BENOIT, an individual residing in the Province of Ontario (“Benoit”).

WHEREAS the Company wishes to appoint the Manager to provide management and administrative services, including without limitation, making available the services of Benoit to the Company with respect to the Event (as defined herein), and the Manager wishes to accept such appointment, on the terms set forth in this Agreement;

AND WHEREAS, Benoit is the sole owner of the Manager and, consequently, in consideration of the Company entering into this Agreement with the Manager, hereby acknowledges and agrees, in a personal capacity, to be bound by Section 6.4 and Articles 7, 8, 9, 10, 13, 14 and 15;

NOW THEREFORE THIS AGREEMENT WITNESSES:

1.	DEFINITIONS

In this Agreement, unless the subject matter or context otherwise requires, the expression

(a)
“Affiliate” means, with respect to any person, any other person who directly or indirectly Controls, is Controlled by, or is under direct or indirect common Control with, such person, and includes any person in like relation to an Affiliate.  A person shall be deemed to “Control” another person if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have similar meanings.

(b)
“Agreement”, “hereof, “hereby”, “herein”, “hereunder”, and similar expressions refer to this instrument in its entirety and any and every Schedule hereto, each as amended, from time to time, and not to any particular Article, Section or portion hereof, and includes any and every instrument supplemental or ancillary hereto and any and every Schedule thereof;

(c)
“Applicable Laws” means, unless the context otherwise dictates, any applicable statute of Canada or of a province or territory of Canada or any applicable regulations, rules, orders, policies or other laws made under statutory authority by any governmental or regulatory body or agency having jurisdiction over the Company;

(d)	“Board of Directors” means the board of directors of the Company;

(e)	“Business” means the business carried on by the Company and its Subsidiaries which involves the operation of the Event and related activities;

(f)	“business day” means a day which is not a Saturday, Sunday or legal holiday in Toronto, Ontario;

(g)	“Common Shares” means the common shares in the capital of the Company;

(h)	“Company” means Capital Hoedown Inc.;

(i)	“Event” means an annual country music festival in Ottawa, Ontario to be operated by the Company and named “Capital Hoedown”;

(j)	“Manager” means Concert International Inc., or any successor duly appointed as manager in accordance with the provisions of this Agreement;

(k)	“Management Fee” has the meaning set forth in section 4.1;

(l)	“person” means an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

(m)	“Shareholders” means holders of Common Shares;

(n)
“Subsidiary” means a subsidiary within the meaning of the Business Corporations Act (Ontario) as the same may be amended, restated or replaced from time to time and any successor legislation thereto, except as otherwise expressly provided; and

(o)	“Tax Act” means the Income Tax Act (Canada) and regulations thereunder, as amended.

2.	APPOINTMENT OF MANAGER

2.1 The Company hereby appoints the Manager as the manager of the Company with respect to the Event and the Manager hereby accepts the appointment.

2.2 The Manager will be responsible for the day-to-day administration of the activities of the Company with respect to the Event subject in all cases to the control and approval of the Board of Directors.  The Manager shall at all times provide the services of Benoit to the Company to provide, and supervise the provision by other employees of the Manager, the services required of the Manager hereunder.  Such services of Benoit are of the essence of this Agreement.  The Manager may from time to time employ other persons, under the supervision of Benoit, to assist the Manager in managing or providing administrative services or in performing other duties of the Manager as set out in this Agreement. Without limiting the generality of the foregoing, the Manager’s duties will include:

(a)	managing the day-to-day administration of the activities of the Company with respect to the Event; and

(b)
authorizing the payment of operating expenses incurred on behalf of the Company, provided that such expenses are specifically included in the Annual Budget of the Company (as “Annual Budget” is defined in the Unanimous Shareholder Agreement of even date herewith by and among The Empire Sports & Entertainment, Co. (“Empire”), the Manager and the Company) ; and ensuring that the Company complies with all other regulatory requirements.

2.3 The Manager undertakes to obtain and maintain such registrations and permits in such jurisdictions as may be necessary or appropriate to enable the Manager to carry out its duties hereunder in compliance with all Applicable Laws.

2.4 The Company, by decision of the Board of Directors, shall have the right, at its own expense, to procure life and/or disability insurance on Benoit for the benefit of the Company in such amount or amounts as it shall deem appropriate, and Benoit hereby agrees to cooperate, upon reasonable notice from the Company, in obtaining such insurance from time to time, including, without limitation, submission to physical examination and execution of any documents pertaining to such insurance.

3.	RECORDS AND REPORTING

3.1 The Manager will keep at all times proper books of account and records relating to services performed hereunder, which books of account and records will be accessible for inspection by the Company at any time during ordinary business hours.  The Manager shall, in consultation with Empire, be responsible for retaining on behalf of the Corporation (i) a firm of certified public accountants to produce financial statements (including without limitation a balance sheet, profit and loss statement, and statement of changes in cash flows) in accordance with each of United States and Canadian generally accepted accounting principles, which financial statements shall be delivered directly by such accountants to each of Empire, the Manager and the Company, and (ii) a bookkeeper to maintain the Company’s books and records, provided that the retention of such accountants and bookkeeper shall be subject at all times to the continuing approval of Empire.

3.2 The Company will make available to the Manager all information, reports and financial statements with regard to its affairs as the Manager may from time to time reasonably request for the purposes of its functions hereunder.

3.3 Without limiting the foregoing, the Manager shall deliver to Empire copies of all invoices to or by the Company and of all executed agreements to which the Company is a party promptly upon the Manager’s or the Company’s receipt thereof.

4.	MANAGEMENT FEES

4.1 Subject to the terms of this Agreement, the Company will pay to the Manager an annual management fee (the “Management Fee”) equal to CAD$12,500 per month for such number of months as during which the Manager shall actively perform services to the Company in connection with the Event payable in each year in which the Event is produced.  During 2011, the Company shall pay the Manager the Management Fee for the eight (8) months from January through August, 2011, for a total of CAD$100,000.  The Company and the Manager shall agree on the number of months with respect to which the Management Fee shall be paid for each year in which the Event is produced subsequent to 2011, such agreement not to be unreasonably withheld, delayed or conditioned by either party.

4.2 The Management Fee will be paid in monthly instalments equal to one-twelfth of the Management Fee within ten days after the end of each month.

5.	EXPENSES OF THE COMPANY

5.1 The Company will be responsible for paying all fees and expenses incurred in connection with the operation and administration of its Business except as expressly provided herein.

5.2 The Company will not be responsible for the payment of any fees or expenses for services provided by Benoit or any other service provider retained by the Manager. The fees or expenses of Benoit and any other such service providers shall be obligations of, and shall be paid by, the Manager.

6.	MANAGER AS INDEPENDENT CONTRACTOR

6.1 The Manager will perform its duties as manager hereunder as an independent contractor.

6.2 Neither the Manager nor any of its partners or employees are for the purposes of this Agreement employees of the Company and nothing herein shall be construed so as to make them employees or to impose any liability on the Company in the context of employer or employee.

6.3 The Manager will bear the sole and complete responsibility and liability for the employment, conduct and control of its partners, employees, agents and contractors and for the injury of such persons or injury to others through the actions or omissions of such persons.

6.4 Benoit acknowledges that he is not an employee of the Company and that he provides services to the Company solely through his role as an employee of or contractor to the Manager.

7.	STANDARD OF PERFORMANCE

7.1 The Manager shall exercise its powers and discharge its duties to the Company in a professional, diligent and ethical manner and on a basis which is fair and reasonable to the

Company, shall act honestly, in good faith and in the best interests of the Company and the Shareholders and shall exercise the degree of care, diligence and skill that a prudent and qualified manager would exercise in comparable circumstances.

7.2 The Company acknowledges that the Manager and Benoit may devote a material portion of their time and attention to commercial activities other than the services to be performed hereunder, provided that such activities do not materially interfere with the duties and obligations of the Manager hereunder and are not competitive with the Business.

8.	TERM AND TERMINATION OF AGREEMENT; DISABILITY OF BENOIT

8.1 This Agreement will be effective on the reference date of this Agreement and will thereafter continue in force until terminated in accordance with the provisions herein.

8.2 Each of the Company and the Manager may terminate this Agreement without cause upon providing 180 days prior written notice to the other party.

8.3 The Company may also immediately terminate the Manager if:

(a)
the Manager is in material default of its obligations under this Agreement and such default continues for 10 business days from the date that the Manager receives notice requiring it to cure such default;

(b)
the Manager has been declared or has filed a petition seeking to be declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (but not merely a voluntary liquidation for the purposes of an amalgamation or reorganization);

(c)	the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

(d)	the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

8.4 In the event of the Disability of Benoit for a consecutive period of not less fourteen (14) days, and in the further event that, upon or after such fourteen (14) day period of Benoit’s disability the Company reasonably determines that Benoit is likely to continue to be disabled for an additional consecutive period of not less than fourteen (14) days, the Company shall have the right to engage or employ another person (a “Replacement Manager”) to discharge the duties of the Manager hereunder.In such event, the Management Fee which would be otherwise payable hereunder to CII and Benoit for the continuing period of Benoit’s disability shall instead be payable by the Company to the Replacement Manager.  For the purposes of this Agreement, “Disability” shall be defined as Benoit’s inability to perform all or a material portion of his material duties to CII and to the Corporation as set forth in the Management Services Agreement,

9.	CONFIDENTIALITY OF INFORMATION

The Manager and Benoit will at all times maintain the confidentiality of financial and other information which they may have or obtain through or on behalf of the Company, the disclosure of which may adversely affect the interests of the Company.  However, the Manager and Benoit may disclose such information to the extent that disclosure of all or any part of it is required by law or if the Company advises that such disclosure is in the best interests of the Company or is otherwise required to be disclosed pursuant to the terms of this Agreement. The Manager and Benoit will use such information and data only for the benefit of the Company.

10.	AMENDMENTS

10.1 This Agreement shall not be changed, modified, terminated or discharged in whole or in part, except by instrument in writing signed by the parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

11.	ASSIGNMENT AND DELEGATION

11.1 The Manager may assign its rights and obligations under this Agreement to another company owned or controlled by Benoit, subject to the consent of Empire, which consent shall not be unreasonably withheld or delayed, provided that the assignee is assigned all of the obligations of the Manager.

11.2 The Company may assign its rights and obligations under this Agreement at any time upon 30 days’ prior written notice to the Manager.

12.	ACTION UPON TERMINATION

12.1 From and after the effective date of termination of this Agreement pursuant to Section 8, the Manager will be entitled to receive accrued compensation to which it is entitled pursuant to this Agreement up to and including the effective date of termination. Termination of this Agreement in accordance with its terms will not result in any penalty or fee.

12.2 Upon resignation or removal, the Manager shall do all things necessary to effectively transfer the management of the Company to the successor manager.

13.	NOTICES

Any notice, request or other communication in connection with this Agreement must be in writing and will be sufficiently given if delivered by hand, mailed by registered prepaid first class mail (receipt requested) or sent by facsimile transmission as follows:

to the Company at:

Capital Hoedown, Inc.
c/o The Empire Sports & Entertainment, Co.
110 Green Street, Suite 403
New York, New York 10012

Attention:  Shelly Finkel, Chief Executive Officer
Facsimile:  (646) 370-4823

to the Manager or Benoit at:

152 Boul. De Lucerne
Suite 201
Gatineau, QC J9A 3V8

Attention:  Denis Benoit, President and Chief Executive Officer
Facsimile:  (866) 343-3981

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a business day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next business day, (ii) if sent by recognized overnight courier, return receipt requested, on the date of delivery thereof, or (iii) if transmitted by facsimile or similar means of recorded communication on the business day following the date of transmission.  Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

14.	GOVERNING LAW

This Agreement is governed by the law of Ontario.

15.	ENUREMENT

This Agreement will be binding on and enure to the benefit of the Company and the Manager and their successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

CAPITAL HOEDOWN INC.
Per:
Name: Denis Benoit Title: President
Per:
Name: Shelly Finkel Title: Chief Executive Officer and Secretary
CONCERT INTERNATIONAL INC.
Per:
Name: Denis Benoit Title: President and Chief Executive Officer

I hereby acknowledge and agree, in a personal capacity, to be bound by the terms and conditions set forth in Section 6.4 and Articles 7, 8, 9, 10, 13, 14 and 15.

Dated as of the 26th_day of April, 2011.

____________________________
DENIS BENOIT